                                                                    Exhibit 99.2

                              DISCREET LOGIC INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

  (Adjusted to reflect a two-for-one share split effective October 16, 1995)

Article 1 - Purpose.
-------------------

   This 1995 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Discreet Logic Inc., a corporation formed under the laws of the province of Quebec, Canada (the "Company"), and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan will constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 2 - Administration of the Plan.
--------------------------------------

   The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

   The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

   In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

Article 3 - Eligible Employees.
------------------------------

   All employees of the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company's Common Shares, and all eligible employees shall have the same rights and privileges hereunder. Persons who are employed on the first day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who are employed after any date on which options are granted under this Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to all eligible employees. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporations, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

   For purposes of this Article 3, the term "employee" shall not include an employee whose customary employment is twenty (20) hours or less per week or whose customary employment is for not more than five (5) months in any calendar year.

Article 4 - Stock Subject to the Plan.
-------------------------------------

   The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued Common Shares, without par value, or shares of such Common Shares reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 300,000, subject to adjustment as provided in Article 12. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Period and Stock Options.
--------------------------------------------

   The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on August 1, 1995 and shall end on January 31, 1995. For the remainder of the duration of the Plan, Payment Periods shall consist of the six month periods commencing on August 1 and February 1 and ending on January 31 and July 31, respectively, of each calendar year.

   Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,000 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. In the event that the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,000 shares except for the 1,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price for each Payment Period shall be the lesser of (i) 85% of the average market price of the Company's Common Shares on the first business day of the Payment Period or (ii) 85% of the average market price of the Company's Common Shares on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment Period and the Option Price per share shall be subject to adjustment as provided in Article 12.

   For purposes of this Plan, the term "average market price" on any date means
(i) the average (on that date) of the high and low prices of the Company's Common Shares on the principal national securities exchange on which the Common Shares are traded, if the Common Shares are then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Shares on the Nasdaq National Market List, if the Common Shares are not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Shares are not reported on the Nasdaq National Market List. If the Company's Common Shares are not publicly traded at the time an option is granted under this Plan, "average market price" shall mean the fair market value of the Common Shares as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm's length.

   For purposes of this Plan, the term "business day" means a day on which there is trading on the Nasdaq National Market System or on the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph.

   No employee shall be granted an option which permits the employee's right to purchase Common Shares under this Plan, and under all other Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Shares in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 - Exercise of Option.
------------------------------

   Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full Common Shares reserved for the purpose of the Plan as his/her accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1,000-share limit of the option. If a participant is not an employee on the last business day of a Payment Period, he/she shall not be entitled to exercise his/her option. Only full Common Shares may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period (other than amounts refunded to the employee pursuant to Articles 5 and 8) will be carried forward to the succeeding Payment Period.

Article 7 - Authorization for Entering the Plan.
-----------------------------------------------

   An employee may enter the Plan by filling out, signing and delivering to the Company an authorization:

       A. Stating either a percentage to be deducted regularly from the employee's total compensation (including base pay or salary and any bonuses or commissions), or a fixed amount denominated in the currency in which the employee is regularly paid to be deducted regularly from the employee's base pay or salary;

       B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

       C. Specifying the exact name in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

   Such authorization must be received by the Company at least ten (10) days before the beginning date of the next succeeding Payment Period.

   Unless an employee files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the employee has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

   The Company will accumulate and hold for the employee's account the amounts deducted from his/her pay. No interest will be paid on these amounts.

Article 8 - Maximum Amount of Payroll Deductions.
------------------------------------------------

   An employee may authorize payroll deductions by either of the following methods:

   A. Designating an aggregate fixed amount per Payment Period equal to an amount not less than one percent (1%) of the employee's base pay or salary (excluding commissions or bonuses) denominated in the currency in which the employee is regularly paid; or

   B. Designating an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee's total compensation, including base pay or salary and any bonuses or commissions.

   In the event that the employee's accumulated payroll deductions on the last business day of the Payment Period exceed ten percent (10%) of the employee's total compensation (including base pay or salary and any bonuses or commissions) for the Payment Period, the excess of the amount of the accumulated payroll deductions over ten percent (10%) shall be promptly refunded to the employee by the Company, without interest. In the event the employee is paid in a currency other than U.S. dollars, the translation into U.S. dollars will be determined for purposes of determining the number of Common Shares purchasable pursuant to Article 6 by using the most recently available New York foreign exchange rate as reported in The Wall Street
                                                           ---------------
   Journal as of the last business day of the Payment Period.
   -------

Article 9 - Change in Payroll Deductions.
----------------------------------------

   Deductions may not be increased or decreased during a Payment Period. However, an employee may withdraw in full from the Plan.

Article 10 - Withdrawal from the Plan.
-------------------------------------

   An employee may withdraw from the Plan in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will promptly refund the entire balance of the employee's deductions not previously used to purchase stock under the Plan.

   To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten (10) days before the beginning date of the next Payment Period. The employee's re-entry into the Plan cannot, however, become effective before the beginning of the next Payment Period following his/her withdrawal.

Article 11 - Issuance of Stock.
------------------------------

   Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

   Stock purchased under the Plan will be issued only in the name of the employee, or if his/her authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

Article 12 - Adjustments.
------------------------

   Upon the happening of any of the following described events, an optionee's rights under options granted under the Plan shall be adjusted as hereinafter provided:

       A. In the event the Common Shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the Company's Common Shares shall be exchanged for other securities of the Company, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of Common Shares or amount of other securities of the Company as were exchangeable for the number of shares of Common Shares of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

       B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he/she is exercising his/her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he/she would have received if he/she had been the holder of the shares as to which he/she is exercising his/her option at all times between the date of the granting of such option and the date of its exercise.

   Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring stockholder approval under Section 423(b)(2) of the Code.

   If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee shall, with respect to options then outstanding under this Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options the consideration payable with respect to the Company's outstanding Common Shares in connection with the Acquisition; or (ii) terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the options (determined as of the date of the Acquisition) over the Option Price thereof (determined with reference only to the first business day of the applicable Payment Period).

   The Committee or Board of Directors shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 - No Transfer or Assignment of Employee's Rights.
-----------------------------------------------------------

   An employee's rights under the Plan are the employee's alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee's lifetime, only by the employee.

Article 14 - Termination of Employee's Rights.
---------------------------------------------

   An employee's rights under the Plan will terminate when he/she ceases to be an employee because of retirement, voluntary or involuntary termination, resignation, lay-off, discharge, death, change of status or for any other reason, except that if an employee is on a leave of absence from work during the last three months of any Payment Period, he/she shall be deemed to be a participant in the Plan on the last day of that Payment Period. A withdrawal notice will be considered as having been received from the employee on the day his/her employment ceases, and all payroll deductions not used to purchase stock will be refunded.

   If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the employee on the day the interruption occurs.

Article 15 - Termination and Amendments to Plan.
-----------------------------------------------

   Unless terminated sooner as provided below, the Plan shall terminate on March 27, 2005. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

   The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan (except pursuant to Article 12) or change the class of employees eligible to receive options under the Plan or (ii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16 - Limits on Sale of Stock Purchased Under the Plan.
-------------------------------------------------------------

   The Plan is intended to provide Common Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable option showing the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17 - Participating Subsidiaries.
---------------------------------------

   The term "participating subsidiary" shall mean any subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 - Optionees Not Stockholders.
---------------------------------------

   Neither the granting of an option to an employee nor the deductions from his/her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 - Application of Funds.
---------------------------------

   The proceeds received by the Company from the sale of Common Shares pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 - Governmental Regulations.
-------------------------------------

   The Company's obligation to sell and deliver the Company's Common Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission and the Internal Revenue Service.

Article 21 - Approval of Board of Directors and Stockholders of the Company.
---------------------------------------------------------------------------

   The Plan was adopted by the Board of Directors on March 27, 1995 and the stockholders of the Company as of April 21, 1995.